Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Accelerates Specialty Transformation

With Agreement to Acquire Spartech

Acquisition Highlights:

•	Spartech expands PolyOne’s specialty portfolio with adjacent technologies in attractive end markets

•	Leading North America market positions in sheet, rigid barrier packaging and specialty cast acrylic technologies

•	Focused areas of growth in aerospace, security, packaging and healthcare

•	Significant opportunity to expand profitability by leveraging PolyOne’s four-pillar strategy

•	Bolt-on acquisition with opportunity for global expansion

•	Align capacity and cost structure with the voice of the customer

•	Mix shift away from volume toward value

•	Cross selling to enhance market penetration

•	Preliminary annualized synergies estimated at $65 million

•	Expected to be accretive to EPS in first full year post-acquisition

•	Annual EPS expected to expand by $0.50 per share upon full synergy capture

•	PolyOne has a proven management team with a track record of success

•	Spartech looks much like PolyOne did in the early years of transformation

•	Substantial share price appreciation potential for all shareholders

•	Spartech stockholders to receive cash and stock valued at $8.00 per Spartech common share

CLEVELAND and ST. LOUIS – October 24, 2012 – PolyOne Corporation (NYSE: POL), a premier provider of specialized polymer materials, services and solutions, and Spartech (NYSE: SEH), a leading producer of plastic sheet, compounds and packaging solutions, today announced they have entered into a definitive agreement, under which PolyOne will acquire Spartech. Under the terms of the agreement, Spartech stockholders will receive $2.67 in cash and 0.3167 shares of PolyOne common stock for each share of Spartech common stock. Based on the closing price of PolyOne shares on Tuesday, October 23, Spartech stockholders will receive cash and stock valued at $8.00 per Spartech common share, representing a total transaction value of approximately $393 million, including the assumption of Spartech’s net debt of $142 million.

“I am extremely pleased to announce we’ve reached an agreement to acquire Spartech,” said Stephen D. Newlin, chairman, president and chief executive officer, PolyOne Corporation. “Spartech expands PolyOne’s specialty portfolio with adjacent technologies in attractive end markets where we already participate as well as new ones like aerospace and security. By combining Spartech’s leading market positions in sheet, rigid barrier packaging and specialty cast acrylics with PolyOne’s capabilities, we can accelerate growth for both companies. We believe this is a very compelling transaction for our shareholders, customers and employees.

“We believe that Spartech’s businesses have specialty characteristics that are reminiscent of PolyOne’s Specialty platform in the early stages of our transformation. Our exceptional management team has the experience and proven track record of transforming businesses with specialty potential through execution of our existing four pillar strategy,” added Mr. Newlin.

“We are excited to be joining forces with PolyOne as we believe this transaction represents the best path forward for our stockholders, customers and valued employees,” said Vicki Holt, president and chief executive officer, Spartech Corporation. “PolyOne and Spartech have complementary growth strategies, and by combining our resources we expect to accelerate our shift to specialty applications with a more competitive cost structure, enhanced customer relationships, improved market access and increasingly innovative technologies. Furthermore, this transaction provides Spartech’s stockholders with immediate value through a combination of a meaningful upfront premium, participation in the continued upside of our combined businesses, and in the synergies inherent in this transaction. I want to thank our employees for their tireless commitment to our customers, and the execution of our strategies to grow earnings. We look forward to working closely with PolyOne to close this transaction as expeditiously as possible.”

Spartech is a leading producer of plastic products including polymeric compounds, concentrates, custom extruded sheet and rollstock products and packaging technologies for a wide spectrum of customers. Spartech’s three business segments operate 30 facilities in the United States, Mexico, Canada and France. Spartech achieved sales and adjusted EBITDA of approximately $1.2 billion and $53.1 million, respectively, for the trailing twelve months ended August 4, 2012.

“We believe this acquisition offers significant operational and commercial synergy opportunities beyond just the elimination of duplicate public company costs. We see opportunities to align operations and supply chain with the voice of the customer, shift mix away from volume and toward value, expand cross-selling capabilities and globalize Spartech’s business platforms,” said Mr. Newlin. “In particular, we are very excited to leverage Spartech’s capabilities in applications where Spartech has complementary offerings.”

On a preliminary basis, PolyOne has identified annual synergies of approximately $65 million to be phased in by the third year following acquisition. Excluding acquisition-related costs and charges, PolyOne expects the transaction to be accretive to earnings in the first full year and ultimately add $0.50 to EPS, as the $65 million of synergies are achieved.

Mr. Newlin added, “We look forward to completing the transaction and joining our companies together in order to deliver even stronger returns to PolyOne shareholders.”

In aggregate, PolyOne will issue approximately 10 million shares of PolyOne stock and pay approximately $84 million in cash to Spartech shareholders. PolyOne intends to finance the cash portion of the purchase price through a combination of cash on hand and new long-term debt financing.

In connection with the transaction, PolyOne’s Board of Directors increased the company’s share repurchase authorization to a total of 20 million shares contingent upon consummation of the Spartech acquisition. Subject to market and other conditions, and in addition to previously planned purchases to offset dilution, PolyOne intends to opportunistically buy back shares issued in connection with this transaction, and complete these repurchases within 12 to 18 months following the close of the acquisition. Assuming this share repurchase is fully executed, this will essentially result in a total financial impact to the company as if the acquisition of Spartech were structured with 100% cash. PolyOne’s management and Board of Directors remain committed to maintaining a strong credit profile and providing returns to shareholders in the form of cash dividends.

For Spartech investors, the proposed transaction represents a premium of 56 percent to the value of its stock on October 23, 2012, the last trading day prior to the announcement of the transaction.

The transaction, which was unanimously approved by the Boards of Directors of both companies, remains subject to approval by Spartech’s shareholders and receipt of required regulatory approvals as well as other customary closing conditions. The transaction is expected to close in the first quarter of 2013.

Bank of America Merrill Lynch, Moelis & Company and KeyBanc Capital Markets acted as financial advisors to PolyOne on this transaction, and Jones Day is acting as legal counsel. Spartech’s financial and legal advisors for this transaction are Barclays and K&L Gates, respectively.

PolyOne will host a conference call in which both third quarter earnings and the Spartech acquisition will be discussed on October 24, 2012 at 9:00 a.m. EST. The call can be accessed by dialing 866-356-3377 (International: 617-597-5392) and entering Passcode 27155297. To listen to the live webcast of the conference call and view the accompanying slides, go to www.polyone.com/investor.

Spartech will host a conference call with investors and financial analysts in which the transaction will be discussed on October 24, 2012 at 10:30 a.m. EST. Investors can listen to the call live via webcast by logging onto www.spartech.com, or via phone by dialing (877) 724-7545 and providing the Conference ID#: 57101460. International callers may dial (832) 900-4628.

About Spartech

With annual revenues of approximately $1.2 billion, Spartech is a leading producer of plastic products including polymeric compounds, concentrates, custom extruded sheet and rollstock products and packaging solutions for a wide spectrum of customers. Spartech’s three business segments, which operate in the United States, Mexico, Canada, and France, annually process approximately one billion pounds of plastic resins, specialty plastic alloys, and color and specialty compounds. Additional information can be found at www.spartech.com.

About PolyOne

PolyOne Corporation, with 2011 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and stockholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

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To access PolyOne’s news library online, please visit www.polyone.com/news

For PolyOne:

Investor Contact

Cynthia D. Tomasch

Vice President, Planning & Investor Relations

PolyOne Corporation

+1 440-930-3155

cynthia.tomasch@polyone.com

Media Contact

Kyle G. Rose Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

For Spartech:

Investor Contact

Randy C. Martin

Executive Vice President and Chief Financial Officer

(314) 721-4242

Media Contact

Christi Emmenegger

Corporate Marketing Communications Manager

(314) 721-4242

Cautionary Note on Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements in this document regarding the proposed acquisition of Spartech Corporation are forward-looking statements. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the time and costs required to consummate the proposed acquisition; the satisfaction or waiver of conditions in the merger agreement; any material adverse changes in the business of Spartech; the ability to obtain required regulatory, stockholder or other third-party approvals and consents and otherwise consummate the proposed acquisition; our ability to achieve the strategic and other objectives relating to the proposed acquisition, including any expected synergies; our ability to successfully integrate Spartech and achieve the expected results of the acquisition, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Additional Information

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SPARTECH CORPORATION STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to stockholders of Spartech Corporation. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from PolyOne at its website, www.polyone.com, or 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Corporate Secretary, or from Spartech Corporation at its website, www.spartech.com, or 120 S. Central Avenue, Suite 1700, Clayton, MO 63105, Attention: Corporate Secretary.

Participants in Solicitation

PolyOne and Spartech Corporation and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning PolyOne’s participants is set forth in the proxy statement, dated March 23, 2012, for PolyOne’s 2012 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A and PolyOne’s current reports on Form 8-K, as filed with the SEC on May 11, 2012 and September 25, 2012. Information concerning Spartech Corporation’s participants is set forth in the proxy statement, dated January 24, 2012, for Spartech Corporation’s 2012 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A and Spartech Corporation’s current report on Form 8-K, as filed with the SEC on March 16, 2012. Additional information regarding the interests of participants of PolyOne and Spartech Corporation in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share data)

Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with U.S. GAAP.

Calculation of Spartech LTM sales and operating income adjusted as a percent of sales	4Q11	Q3 YTD	Q3 LTM
Sales	$293.2	$862.6	$1,155.8

Spartech LTM EBITDA – excluding special items	Q4 2011	Q3 YTD	Q3 LTM
Net (loss) income – GAAP	$(27.4)	$3.2	$(24.2)
Goodwill impairments, net of tax	28.4	—	28.4
Restructuring and exit costs, net of tax	0.4	0.6	1.1

Net income – excluding special items	$1.4	$3.9	$5.3
Interest expense, net	2.9	9.1	12.1
Depreciation and amortization	9.0	23.8	32.9
Income tax expense	1.8	1.0	2.8

LTM EBITDA – excluding special items	$15.2	$37.9	$53.1